UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Poniard Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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Poniard Pharmaceuticals Adjourns Reconvened Annual Meeting of Shareholders to

Solicit Additional Proxies for Important Reverse Stock Split Proposal

Reverse Stock Split Necessary to Maintain Listing on Nasdaq Capital Market, Required

for Proposed Merger with ALLOZYNE; Meeting to Reconvene on July 22, 2011 to

Consider Reverse Stock Split Proposal

SAN FRANCISCO, Calif. – July 11, 2011 – Poniard Pharmaceuticals, Inc. (Nasdaq: PARD) announced today that it reconvened its annual meeting of shareholders on July 8, 2011 and adjourned the meeting until 9:00 a.m. Pacific Time, on July 22, 2011, to solicit additional proxies to vote in favor of a proposal authorizing the Company’s board of directors, in its discretion, to effect a reverse stock split in the range of 1-for-15 to 1-for-25. The reconvened meeting will be held at the Company’s executive offices, 750 Battery Street, Suite 330, San Francisco, CA 94111. Valid proxies submitted by Company shareholders in connection with the June 9 and July 8 meetings will continue to be valid for the purposes of the reconvened meeting.

The Company presented the reverse stock split proposal to regain compliance with The Nasdaq Capital Market $1.00 minimum bid price requirement. If the proposal is not approved, the Company believes that its common stock will be subject to delisting from the Nasdaq Capital Market, which would adversely impact the liquidity and marketability of its common stock and the completion of Poniard’s recently announced merger agreement with ALLOZYNE, Inc., a privately held clinical stage biotechnology company focused on the development of an autoimmune disease product pipeline and proprietary bioconjugated protein therapeutics.

The reverse stock split proposal must be approved by a majority of the Company’s common shares outstanding. All shareholders of record as of April 11, 2011 are entitled to vote. Of the Company’s common shares outstanding and entitled to vote, approximately 50.7 percent have returned proxies to date, with the remaining (approximately 49.3 percent) not yet voted. Among returned proxies, approximately 91.3 percent (representing approximately 27.4 million votes) have voted in favor of the reverse stock split proposal. Approximately 0.5 percent of total shares have abstained, and approximately 3.9 percent of total shares have voted against the reverse stock split proposal. Votes representing approximately 2.2 million shares are needed for the reverse stock split proposal to pass.

Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co., two of the leading independent U.S. proxy advisory firms, have recommended that shareholders vote “FOR” the proposal. Poniard’s Board of Directors unanimously recommends that Company shareholders vote “FOR” the proposal.

Poniard’s Board of Directors reiterated the following statement: “Poniard’s continued listing on the Nasdaq Capital Market is vital to realizing potential long-term value for the Company’s shareholders and is a condition to the successful completion of the proposed merger with ALLOZYNE. The affirmative vote of an additional 3.9% percent of eligible, unvoted shares is required to achieve shareholder approval of the reverse split proposal. The Poniard Board of Directors continues to strongly urge all shareholders who have not yet voted their shares to vote “FOR” the reverse split proposal as soon as possible.”

Poniard shareholders are encouraged to read the definitive proxy statement which includes a comprehensive review of the reverse stock split proposal.

How to Vote Your Shares

The Company urges all shareholders to vote as soon as possible:

•

By Phone: Call toll-free 800-454-8683 (beneficial shareholders) or 866-540-5760 (registered shareholders) and have your control number as listed on the voting instruction form ready and follow the simple instructions;

•

Over the Internet: Shareholders may also cast their votes on the internet at www.proxyvote.com (beneficial shareholders) or www.proxyvoting.com/pard (registered shareholders) as long as they know their proxy control number on their notice of internet availability or proxy card;

•	Through Their Stockbroker: Shareholders may also contact their stockbrokers for help with casting their votes;

•	By Mail: Shareholders may vote by mailing in the proxy card they received with their Proxy Statement; or

•

In Person: Shareholders may vote by attending the reconvened annual meeting in person on Friday, July 22, 2011 at 9:00 a.m. Pacific Time at the Company’s executive offices, 750 Battery Street, Suite 330, San Francisco, CA, 94111.

Votes submitted by phone or over the internet must be received by 11:59 p.m. Eastern Time on July 21, 2011. Please note that voting by phone or internet may require that you have your proxy control number available. This number is printed on the notice of internet availability of proxy materials or proxy card mailed to you.

Shareholders who need assistance voting their shares (including those who do not have their proxy control number) should contact D.F. King & Co., Inc. at 800-967-7635.

Additional Information

The discussion in this press release of the Company’s proposal to authorize a reverse stock split is qualified in its entirety by the description of the reverse stock split proposal (Proposal 3) contained in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission (SEC) on April 27, 2011. BEFORE VOTING, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, SPECIFICALLY INCLUDING THE DESCRIPTION OF THE REVERSE STOCK SPLIT PROPOSAL CONTAINED THEREIN. The Proxy Statement is available free of charge at www.sec.gov or by calling D.F. King & Co., Inc. at 800-967-7635. In addition, investors and security holders can obtain free copies of the Proxy Statement by contacting Poniard at 750 Battery Street, Suite 330, San Francisco, CA 94111, Attn: Investor Relations, or at www.poniard.com.

Participants in the Solicitation

Poniard and its officers, directors, employees and certain other persons may be deemed to be participants in the solicitation of proxies of company shareholders in connection with the reverse stock split proposal to be voted on at the reconvened meeting, or any further adjournment thereof. Information regarding such individuals, their interests in such proposals, and their participation in the solicitation is set forth in the Proxy Statement.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products. For additional information please visit http://www.poniard.com.

Forward-Looking Statements

This release contains forward-looking statements describing, among other things, the Company’s plan to effect a reverse stock split in a defined range, the Company’s belief that a reverse stock split may enable it to regain compliance with The Nasdaq Capital Market minimum bid price requirement and the potential benefits of retaining such listing. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including actions of the SEC, Nasdaq and the Company’s shareholders and the risks and uncertainties inherent in the Company’s business, including those described in the Company’s current and periodic reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

For Further Information:

Investors:

Kristian Klein

D.F. King & Co., Inc.

(212) 232-2247

kklein@dfking.com

Media:

David Pitts

Argot Partners

(212) 600-1902

david@argotpartners.com

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